MARÍA DEL CAMINO QUIROGA MARTÍNEZ
Notario
AVENIDA DIAGONAL 490, PRINCIPAL 2ª
Tel. 93 496 08 60 Fax. 93 488 21 69

NÚMERO CUATRO MIL NOVECIENTOS NOVENTA Y NUEVE. --

CONSTITUCIÓN DE SOCIEDAD DE RESPONSABILIDAD LIMITADA UNIPERSONAL. ---------------------------------

En Barcelona, mi residencia, a dieciocho de diciembre de dos mil diecinueve. ----------------------

Ante mí, **RAMÓN GARCÍA-TORRENT CARBALLO**, Notario de esta Capital y del Ilustre Colegio de Catalunya, actuando como sustituto de mi compañera de residencia, **MARÍA DEL CAMINO QUIROGA MARTÍNEZ**, por imposibilidad accidental de la misma y para su protocolo, ---

================ COMPARECE ================

D. WOLFGANG WALTER TIPPNER, mayor de edad, de nacionalidad alemana, casado, consultor, domiciliado a estos efectos en 08002 Barcelona, Carrer d'Estruc, número 9; provisto de Pasaporte alemán vigente número C70FK27WN y N.I.E español Y7680572N. ----------------

Identifico al compareciente por el reseñado documento de identidad, cuyo original me ha exhibido, habiéndome manifestado las expresadas circunstancias personales, que yo, el Notario, recojo en el presente

instrumento según resulta de las mismas, al amparo del Reglamento Notarial.------------------------------

INTERVIENE en su propio nombre y derecho.--------

Yo, el Notario, hago constar expresamente que he cumplido con la obligación de identificación del **titular real** que impone la Ley 10/2010, de 28 de abril. A tales efectos, el compareciente manifiesta que es titular real de todas las declaraciones, actos, contratos y negocios jurídicos que contiene el presente instrumento público.-----------------------------------

Tiene, a mi juicio, la capacidad legal necesaria para otorgar la presente escritura de constitución de Sociedad Limitada Unipersonal, lo que lleva a efecto con arreglo a las siguientes-------------------------

================ESTIPULACIONES=================

PRIMERA.- Constitución de sociedad.--------------

El señor DON WOLFGANG WALTER TIPPNER compareciente, con expresa exclusión y renuncia a la tramitación de la constitución de la sociedad a través de la utilización del Documento Único Electrónico (DUE) y del sistema de tramitación telemática del Centro de Información y Red de Creación de Empresas (CIRCE), constituye una sociedad de responsabilidad limitada, de nacionalidad española, de naturaleza **unipersonal,**

denominada **"BOATIM EUROPE, S.L."**.-------------------

La Sociedad, mientras conserve dicha naturaleza, añadirá a su denominación social el término **"UNIPERSONAL"**.--

SEGUNDA.- Estatutos y Régimen Jurídico.---------

La sociedad se regirá por los **Estatutos** que, firmados por el compareciente en este acto, me entrega, y yo, el Notario, **dejo unidos a esta matriz, protocolizándolos con la misma**, previa declaración del fundador de que los conoce por su lectura integra, y, en cuanto en ellos no esté previsto, por el Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el Texto Refundido de la Ley de Sociedades de Capital, y demás disposiciones aplicables, especialmente la Ley 14/2013, de 27 de septiembre.----------

El código **C.N.A.E.** correspondiente a la actividad principal de la sociedad es el 6201.----------------

TERCERA.- Comienzo de operaciones.--------------

De acuerdo con sus estatutos sociales, la sociedad dará comienzo a sus operaciones en el día de hoy.

CUARTA.- Registro de la denominación.------------

Me entrega la **certificación emitida por el Registro Mercantil Central**, Sección de Denominaciones, original y vigente, que acredita que no figura registrada la denominación elegida; **certificación esta que dejo protocolizada con esta matriz.**------------------

QUINTA.- Capital social, aportaciones y asignación de participaciones.----------------------------

El capital social se fija en la cantidad de **TRES MIL EUROS (3.000,00 €)**, dividido en **tres mil (3.000) participaciones sociales**, de **UN EURO (1,00 €)** de valor nominal cada una de ellas, numeradas correlativamente del **1** al **3.000**, ambos inclusive, que se adjudica en su totalidad el único socio fundador.----------

No acredita la realidad de la aportación dineraria, manifestando el fundador que responderá solidariamente frente a la sociedad y frente a los acreedores sociales de la realidad de la misma.-------------

SEXTA.- Incompatibilidades.----------------------

A efectos de lo establecido en la Ley 3/2015, de 30 de marzo, y en el Texto Refundido de la Ley de Sociedades de Capital, y normativa de aplicación, se hace constar que no podrán ostentar cargos en la sociedad las personas que incurran en cualquiera de las

causas de incompatibilidad o de prohibición legal.--

SÉPTIMA.- Administración de la sociedad.--------

El fundador determina que la administración y representación inicial de la sociedad se atribuya a **UN ADMINISTRADOR ÚNICO**, nombrándose a sí mismo para ocupar dicho cargo, por tiempo indefinido.-------------

El nombrado **ACEPTA** el cargo, prometiendo desempeñarlo bien y fielmente, y manifestando no estar incurso en ninguna de las incompatibilidades ni incapacidades ni prohibiciones de la Leyes citadas en la estipulación anterior, ni tampoco en las establecidas en el artículo 213 del Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital, ni, en general, en cualquier otra norma vigente aplicable.-

OCTAVA.- Sociedad en formación.-----------------

Para la fase previa a la efectiva inscripción de la sociedad en el Registro Mercantil, y al coincidir la fecha de comienzo de las operaciones con el otorgamiento de la escritura fundacional, la administra-

ción social está facultada para el pleno desarrollo del objeto social, y para realizar toda clase de actos y contratos, de conformidad con el artículo 37.3 del Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital. En este sentido, los actos y contratos celebrados con terceros por el órgano de administración designado, en uso de sus facultades estatutarias, antes de la inscripción de la sociedad, quedarán automáticamente asumidos por la misma por el mero hecho de su inscripción en el Registro Mercantil, de conformidad con el artículo 38 del mismo texto legal.--

NOVENA.- Obligatoriedad de inscripción e inscripción parcial.--

Advierto expresamente sobre la obligatoriedad de inscripción de esta escritura en el Registro Mercantil. De conformidad con lo establecido en el artículo 63 del Reglamento de dicho Registro, el otorgante solicita expresamente la inscripción parcial de la presente escritura en el supuesto de que alguna de sus cláusulas o estipulaciones adoleciese de algún defecto a juicio del Sr. Registrador Mercantil.-----------

Y también se solicita, al amparo del artículo

54.1, del vigente Reglamento del Registro Mercantil, que la nota de calificación que en su caso emita el Señor Registrador Mercantil competente se consigne en hoja separada.---------------------------------------

DÉCIMA.- Calificación en caso de cotitularidad del Registro Mercantil.------------------------------

En caso de que el Registrador a quien corresponda la calificación de esta escritura pública apreciara defectos que impidan, a su juicio, practicar la inscripción, se solicita -por aplicación del Artículo 15 del Reglamento del Registro Mercantil- que lo ponga en conocimiento de los otros Registradores cotitulares del Registro competente, por si alguno de ellos no coincidiera con dicha calificación y decidiera practicar (aunque sea parcialmente) la inscripción de los actos contenidos en la presente escritura.------

EXENCIONES FISCALES.- Manifiesta el compareciente que a la presente operación es de aplicación la **EXENCIÓN** prevista en el artículo 45.I.B).11 del texto refundido de la Ley del Impuesto sobre Transmisiones

Patrimoniales y Actos Jurídicos Documentados, aprobado por el R.D.L. 1/1993, de 24 de septiembre, en la redacción dada al mismo por el artículo 3 del Real Decreto-Ley 13/2010, de 3 de diciembre, de actuaciones en el ámbito fiscal, laboral y liberalizadoras para fomentar la inversión y la creación de empleo.--

RENUNCIA A LA PRESENTACIÓN Y TRAMITACIÓN TELEMÁTICA.---

El otorgante, previa información por mí, el Notario autorizante, del procedimiento de tramitación telemática, renuncia expresamente a la constitución y tramitación telemática de esta sociedad, al amparo de la citada Ley 14/2013, en su artículo 16, por lo que me dispensa y ordena expresamente a mí, el Notario, que no proceda conforme al artículo 15, apartado 4°, de la misma Ley, renunciando, por tanto, e igualmente, a que presente esta escritura telemáticamente en el Registro Mercantil, de conformidad con lo dispuesto en el Artículo 249.2 del Reglamento Notarial.-----

Yo, el Notario, expresamente, advierto al compareciente de la posibilidad de optar por constituir la sociedad limitada al amparo de la Ley citada, en sus diversas modalidades de constitución.-

Declaración de inversiones extranjeras:----------

Manifiesta el compareciente que procederá a cumplimentar telemáticamente el modelo **D1A**, correspondiente a la inversión de su representada que tiene lugar por la presente, el cual me hará llegar para que yo, el Notario, pueda proceder a su contrafirma digital y presentación y gestión telemática ante el Organismo público correspondiente, de cuya obligación yo, el Notario, advierto, así como de sus plazos. Una vez se me haga llegar el correspondiente archivo telemático, dicha recepción comportará el requerimiento del compareciente a mí, el Notario, que acepto desde ahora, para tal tramitación, y de cuyo resultado dejaré constancia en la presente, mediante Diligencia posterior.---

OTORGAMIENTO Y AUTORIZACIÓN.---------------------

Así lo dice y otorga.---------------------------

PROTECCIÓN DE DATOS.- De acuerdo con lo establecido en la Ley Orgánica 15/1999 de Protección de Datos de Carácter Personal, el compareciente queda

informado y acepta la incorporación de sus datos a los ficheros automatizados existentes en la Notaría, con la finalidad establecida por la Ley Orgánica del Notariado y el Reglamento Notarial, así como por la normativa administrativa y fiscal que me impone a mí, el Notario, las obligaciones de información a las diferentes Administraciones Públicas.------------------

Sus datos se conservarán en mi Notaría, con carácter confidencial, al estar amparados por el secreto de Protocolo, sin perjuicio de las remisiones de obligado cumplimiento impuestas por la normativa vigente (para cuyo tratamiento no es necesario el consentimiento de los interesados por tratarse de datos recogidos para las funciones propias de las Administraciones Públicas).---------------------------------

Le informo y manifiesta quedar enterado del carácter obligatorio de la consignación de datos; de la posibilidad de ejercitar los derechos de acceso, rectificación, cancelación y oposición; de que el responsable del tratamiento de los datos soy yo mismo, el Notario autorizante, y que mi dirección es la de Avenida Diagonal, número 490, principal 2ª, de 08006 - Barcelona.---

Hago las reservas y advertencias legales, y en

especial las de naturaleza fiscal, y de las consecuencias de toda índole que se derivarían de la inexactitud de sus declaraciones, así como las siguientes:---

- Que de conformidad con el Artículo 82 del vigente Reglamento del Registro Mercantil, queda advertido el compareciente de la obligatoriedad de la inscripción de la presente escritura en dicho Registro.

- La derivada de lo dispuesto en el Artículo 30 del Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital, y aplicable a los fundadores.

- Asimismo advierto que el Artículo 32 del Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital, preceptúa que la escritura de constitución deberá presentarse a inscripción en el Registro Mercantil del domicilio social en el plazo de dos meses a contar desde la fecha de su otorgamiento.-----

El socio fundador y los Administradores responde-

rán solidariamente de los daños y perjuicios que se causaren por el incumplimiento de esta obligación.---

- También advierto de las consecuencias de la sociedad devenida irregular de acuerdo con el Artículo 39 del Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital.-------------------------

Asimismo, hago constar que la presente escritura ha sido redactada de acuerdo con lo dispuesto en la Ley 1/1998, de 7 de enero, del Parlamento de Catalunya, el Decreto 204/1998, y el artículo 32.2 de la Ley orgánica 6/2006, y con la elección prevista en dichos textos legales.--------------------------------

Doy cumplimiento, en la forma que determina el artículo 193 del Reglamento Notarial, a la lectura de este instrumento público, usando además el compareciente del derecho a leerlo por sí, al amparo del Reglamento Notarial, con carácter previo a mi lectura.-

Tras la lectura efectuada por mí, el Notario, posterior a la del compareciente, doy fe de que éste manifiesta haber quedado informado del contenido del instrumento público, y presta su libre consentimiento a este contenido, firmando conmigo, el Notario.------

De que el consentimiento del otorgante ha sido

libremente prestado; de que el otorgamiento se adecúa a la legalidad y a la voluntad libre y debidamente informada del compareciente; en general, de todo lo contenido en este instrumento público; y de que este queda extendido en siete folios de papel timbrado de uso exclusivo para documentos notariales, serie y número el del presente, que reconozco, y los seis posteriores en orden correlativo, yo, el Notario, doy fe. ---

Sigue la firma del compareciente.-Signado.-Ramón García-Torrent Carballo.-Rubricado y sellado.-------

NOTA: Yo, MARÍA DEL CAMINO QUIROGA MARTÍNEZ, HAGO CONSTAR: Que con fecha veintitrés de diciembre de dos mil diecinueve, he obtenido por vía telemática el NIF. PROVISIONAL de la Compañía "BOATIM EUROPE, S.L.", NIF B67563981. De lo consignado, yo, el Notario, doy fe. Signado: MARÍA DEL CAMINO QUIROGA MARTÍNEZ. ---

Aplicación Arancel, Disposicion. Adicional 3ª Ley 8/1989
Base de Cálculo :
Constitucion de sociedad limitada. 3.000,00 €

Nº Aranceles Aplicados: 2,4,7
DERECHOS Y SUPLIDOS: 299,59 €

== DOCUMENTACIÓN UNIDA ==

ESTATUTOS DE LA SOCIEDAD DENOMINADA

BOATIM EUROPE, SL

TITULO I.- DENOMINACIÓN, OBJETO, DURACIÓN Y DOMICILIO.

Artículo 1º.- La sociedad se denomina **BOATIM EUROPE, SL.**

Articulo 2º.- Desarrollo de software y operación de una plataforma en línea para la industria marítima. Programación, consultoría y otras actividades relacionadas con la informática.

Las actividades enumeradas en el presente artículo podrán ser realizadas por la sociedad, ya directamente, ya indirectamente, incluso mediante su participación en otras sociedades de objeto idéntico o análogo.

Quedan excluidas todas aquellas actividades para cuyo ejercicio la Ley exija requisitos especiales que no queden cumplidos por esta sociedad.

Artículo 3º.- El domicilio de la sociedad se establece en Carrer d'Estruc, nº 9, 08002-Barcelona.

Artículo 4º.- La duración de la sociedad es indefinida y da comienzo a sus operaciones el día del otorgamiento de la escritura fundacional.

TITULO II.- CAPITAL SOCIAL Y PARTICIPACIONES.

Artículo 5º.- El capital social es de **TRES MIL EUROS (3.000€)**, dividido en **3.000 participaciones sociales** números **1** al **3.000**, ambos inclusive, de **UN EURO (1.-€)** de valor nominal cada una de ellas, acumulables e indivisibles. El capital social está íntegramente suscrito y desembolsado.

Artículo 6º.- Las participaciones sociales no tendrán el carácter de valores, no podrán estar representadas por medio de títulos o de anotaciones en cuenta, ni denominarse acciones.

Las participaciones sociales no se representan en ningún caso por títulos especiales, nominativos o al portador, ni se expedirán tampoco resguardos, provisionales acreditativos de una o varias participaciones sociales. El único título de propiedad está constituido por esta escritura y en los demás casos de modificación del capital social, por los demás documentos públicos que pudieran otorgarse. En caso de adquisición por transmisión inter vivos o mortis causa, por el

documento público correspondiente.

Las certificaciones del libro registro de socios en ningún caso sustituirán al título público de adquisición.

Artículo 7º.- La transmisión voluntaria de participaciones sociales por actos inter vivos, tanto a título oneroso como gratuito, se regirá por las siguientes reglas:

a) El socio que se proponga transmitir su participación o participaciones sociales o parte de ellas a personas extrañas a la sociedad, o sea, a quienes no ostenten la condición de socio, deberá comunicarlo por conducto notarial a los administradores, haciendo constar el número y características de las participaciones que pretende transmitir, la identidad del adquirente y el precio o contraprestación y demás condiciones de la transmisión.

b) La transmisión quedará sometida al consentimiento de la sociedad, que se expresará mediante acuerdo de la Junta General, previa inclusión del asunto en el orden del día, adoptado por la mayoría ordinaria establecida en los Estatutos.

c) La sociedad sólo podrá denegar el consentimiento si comunica al transmitente, por conducto notarial, la identidad de uno o varios socios o terceros que adquieran la totalidad de las participaciones que se pretendan transmitir. No será necesaria ninguna comunicación al transmitente si concurrió a la Junta General donde se adoptaron dichos acuerdos. Los socios concurrentes a la Junta General tendrán preferencia para la adquisición, y si fueren varios los interesados en adquirir, se distribuirán entre todos ellos a prorrata de su participación en el capital social.

d) El precio de las participaciones, la forma de pago y las demás condiciones de la operación, serán las convenidas y comunicadas a la sociedad por el socio transmitente. Si el pago de la totalidad o de parte del precio estuviera aplazado en el proyecto de transmisión, para la adquisición de las participaciones será requisito previo que una entidad de crédito garantice el pago del precio aplazado.

e) En los casos en que la transmisión proyectada fuera a título oneroso distinto de la compraventa o a título gratuito, el precio de adquisición será el fijado de común acuerdo por las partes y, en su defecto, el valor razonable de las participaciones el día en que se hubiera comunicado a la sociedad el propósito de transmitir. Se entenderá por valor razonable el que determine un experto independiente, distinto al auditor de la sociedad, designado a tal efecto por los administradores de ésta.

f) En los casos de aportación a sociedad anónima o comanditaria por acciones, se entenderá por valor real el que resulte del informe elaborado por el experto independiente nombrado por el Registrador mercantil.

g) El documento público de transmisión deberá otorgarse en el plazo de un mes o contar desde la comunicación por la sociedad del adquirente o adquirentes.

h) El socio podrá transmitir las participaciones en las condiciones comunicadas a la sociedad, cuando hayan transcurrido tres meses desde que hubiere puesto en conocimiento de ésta su propósito de transmitir sin que la sociedad le hubiere comunicado la identidad del adquirente o adquirentes de todas las participaciones ofrecidas, siempre que otorgue el documento público de transmisión dentro de los dos meses siguientes a la terminación del último plazo indicado.

i) Los trámites determinados precedentemente no serán necesarios cuando

la Junta General de la entidad, celebrada con carácter universal, apruebe por unanimidad la transmisión pretendida por un socio.

Será libre la transmisión voluntaria de participaciones por actos inter vivos, tanto a título oneroso como gratuito, entre socios, así como la realizada en favor del cónyuge, ascendientes o descendientes del socio. Las sociedades pertenecientes al mismo grupo que la transmitente serán consideradas como extraños y tendrá lugar el derecho de adquisición preferente.

Artículo 8º.- En el caso de embargo de participaciones sociales en cualquier procedimiento de apremio, los socios podrán subrogarse en lugar del rematante o, en su caso, del acreedor, siendo aplicable lo dispuesto la Ley de Sociedades de Capital.

Artículo 9º.- Las transmisiones de participaciones sociales que no se ajusten a lo previsto en los artículos anteriores, no producirán efecto alguno frente a la sociedad.

Artículo 10º.- La transmisión de participaciones sociales se formalizará en documento público.

La adquisición inter vivos o mortis causa de participaciones sociales deberá ser comunicada a los administradores por escrito, indicando el nombre o denominación social, nacionalidad y domicilio del nuevo socio.

El adquirente de las participaciones sociales podrá ejercer los derechos de socio frente a la sociedad, desde que ésta tenga conocimiento de la transmisión.

Artículo 11º.- La sociedad llevará un libro registro de socios, en el que se hará constar la titularidad originaria y las sucesivas transmisiones, voluntarias o forzosas de las participaciones sociales, así como la constitución de derechos reales y otros gravámenes sobre las mismas. En cada anotación se indicará la identidad y domicilio del titular de la participación o del derecho o gravamen constituido sobre aquella.

Cualquier socio podrá examinar el Libro registro de socios, cuya llevanza y custodia corresponde al órgano de administración. El socio y los titulares de derechos reales o de gravámenes sobre las participaciones sociales, tienen derecho a obtener certificación de las participaciones, derechos y gravámenes registrados a su nombre.

Artículo 12º.- En caso de copropiedad sobre una o varias participaciones sociales, los copropietarios habrán de designar una sola persona para el ejercicio de los derechos de socio, y responderán solidariamente frente a la sociedad de cuantas obligaciones se deriven de esta condición. La misma regla se aplicará a

los demás supuestos de cotitularidad de derechos sobre las participaciones.

Artículo 13º.- En caso de usufructo de participaciones la cualidad de socio reside en el nudo propietario, pero el usufructuario tendrá derecho en todo caso a los dividendos acordados por la sociedad durante el usufructo. Salvo disposición contraria de los estatutos, el ejercicio de los demás derechos del socio corresponde al nudo propietario.

En las relaciones entre el usufructuario y el nudo propietario regirá lo que determine el título constitutivo del usufructo y, en su defecto, lo dispuesto en la legislación civil aplicable.

Será de aplicación lo dispuesto en la Ley de Sociedades de Capital a la liquidación del usufructo y al ejercicio del derecho de asunción de nuevas participaciones. En este último caso, las cantidades que hayan de pagarse por el nudo propietario al usufructuario se abonarán en dinero.

Artículo 14º.- En caso de prenda de participaciones sociales corresponderá al propietario de éstas el ejercicio de los derechos de socio.

En caso de ejecución de la prenda, se aplicarán las reglas previstas para la transmisión forzosa en la Ley de Sociedades de Capital.

TITULO III.- ÓRGANOS DE LA SOCIEDAD.

Artículo 15º.- Los órganos de la sociedad son:

A) La Junta General.
B) Los administradores.

A) <u>JUNTA GENERAL</u>.

Artículo 16º.- Los socios, reunidos en Junta General, decidirán por la mayoría establecida en estos Estatutos y, en su defecto por la Ley, en los asuntos propios de la competencia de la Junta.

Todos los socios, incluso los disidentes y los que no hayan participado en la reunión, quedan sometidos a los acuerdos de la Junta General.

Es competencia de la Junta General deliberar y acordar sobre los siguientes asuntos:

a) La aprobación de las cuentas anuales, la aplicación del resultado y la aprobación de la gestión social.

b).- El nombramiento y separación de los administradores, liquidadores y, en su caso, de los auditores de cuentas, así como el ejercicio de la acción social de responsabilidad contra cualquiera de ellos.

c) La modificación de los estatutos sociales.

d) El aumento y la reducción del capital social.

e) La supresión o limitación del derecho de asunción preferente.

f).- La transformación, la fusión, la escisión o la cesión global de activo y pasivo y traslado de domicilio al extranjero.

g) La disolución de la sociedad.

h) La aprobación del balance final de liquidación.

i).- Cualesquiera otros asuntos que determinen la ley o los estatutos.

Las juntas generales de las sociedades de capital podrán ser ordinarias o extraordinarias.

La junta general ordinaria, previamente convocada al efecto, se reunirá necesariamente dentro de los seis primeros meses de cada ejercicio, para, en su caso, aprobar la gestión social, las cuentas del ejercicio anterior y resolver sobre la aplicación del resultado.

Cualquier otra junta tendrá la consideración de junta general extraordinaria.

Artículo 17º.- Cada participación da derecho a un voto.

Los acuerdos sociales se adoptarán por mayoría de los votos válidamente emitidos, siempre que representen al menos un tercio de los votos correspondientes a las participaciones sociales en que se divide el capital social. No se computarán los votos en blanco.

Por excepción a lo dispuesto en el apartado anterior:

a) El aumento o reducción del capital, la disolución por acuerdo de la Junta General y cualquier otra modificación de los Estatutos sociales requerirán el voto favorable de más de la mitad de los votos correspondientes a las participaciones en que se haya dividido el capital social.

b).- La autorización a los administradores para que se dediquen, por cuenta propia o ajena, al mismo, análogo o complementario género de actividad que constituya el objeto social; la supresión o la limitación del derecho de preferencia en los aumentos de capital; la transformación, la fusión, la escisión, la cesión global de activo y pasivo y el traslado del domicilio al extranjero, y la exclusión de socios, requerirán el voto favorable de, al menos, dos tercios de los votos correspondientes a las participaciones en que se divida el capital social.

c).- La introducción en los estatutos sociales de una cláusula de sumisión a arbitraje requerirá el voto favorable de, al menos, dos tercios de los votos correspondientes a las participaciones en que se divida el capital social.

d).- En caso de conversión del crédito en participaciones, al amparo de lo previsto en el artículo 100.2 y la disposición adicional 4ª, ambos de la Ley concursal, el acuerdo de aumento de capital del deudor necesario para la capitalización de créditos deberá suscribirse por la mayoría prevista en el artículo 198 del texto refundido de la Ley de Sociedades de Capital, aprobado por Real Decreto Legislativo 1/2010, de 2 de julio.

Todo ello, sin perjuicio de los supuestos en que la Ley exija el consentimiento de todos los socios.

Artículo 18º.- La Junta General será convocada por los Administradores y, en su caso, por los liquidadores de la sociedad, sin perjuicio de los supuestos especiales previstos en la Ley de Sociedades de Capital.

Los Administradores convocarán necesariamente la Junta cuando lo soliciten uno o varios socios que representen, al menos el cinco por ciento del

capital social, expresando en la solicitud los asuntos a tratar en la Junta. En este caso, la Junta General deberá ser convocada para su celebración dentro de los dos meses siguientes a la fecha en que se hubiera requerido notarialmente a los Administradores para convocarla, debiendo incluirse necesariamente en el Orden del Día los asuntos que hubiesen sido objeto de solicitud.

La convocatoria se realizará mediante anuncio publicado en la página web de la sociedad.

Provisionalmente, mientras no exista pagina web y su creación se haga constar en la hoja abierta a la sociedad en el Registro Mercantil y se publique en el Boletín Oficial del Registro Mercantil, la convocatoria se realizará por carta certificada, con acuse de recibo, dirigida personalmente a cada socio al domicilio designado al efecto o en el que conste en el Libro registro de socios.

En todo caso, la convocatoria expresará el nombre de la sociedad, la fecha y hora de la reunión, el orden del día, en el que figurarán los asuntos a tratar, y el cargo de la persona o personas que realicen la convocatoria.

Entre la convocatoria y la fecha prevista para la celebración de la reunión, deberá existir un plazo de, al menos, quince días, salvo en los supuestos en que se establece un plazo superior por la Ley de modificaciones estructurales de las sociedades mercantiles, que se computará a partir de la fecha de publicación en la página web, o en su caso, en la que hubiera sido remitido el anuncio al último de los socios.

Artículo 19º.- La Junta General quedará validamente constituida para tratar cualquier asunto, sin necesidad de previa convocatoria, siempre que esté presente o representado la totalidad del capital social y los concurrentes acepten por unanimidad la celebración de la reunión y el Orden del Día de la misma.

Artículo 20º.- Las Juntas Generales:

a).- En caso de Consejo de Administración serán presididas por el Presidente del mismo o, en su caso, por el Vicepresidente y actuará de Secretario el que lo sea del Consejo de Administración o, en su caso, el Vicesecretario del mismo.

En defecto de las personas indicadas, el Presidente y el Secretario de la Junta General serán los designados, al comienzo de la reunión, por los socios concurrentes.

Las certificaciones de las actas de las Juntas Generales se expedirán por el Secretario del Consejo de Administración o, en su caso, por el Vicesecretario, con el visto bueno del Presidente o del Vicepresidente, en su caso.

La formalización en instrumento público de los acuerdos sociales corresponde a las personas que tienen facultad para certificarlos. También podrá realizarse por cualquiera de los miembros del Consejo de Administración sin necesidad de delegación expresa.

b).- En caso de Administrador Único, las Juntas Generales de socios serán presididas por dicho administrador, a quien corresponde, igualmente, la facultad de certificar y de formalizar en instrumento público los acuerdos. En defecto del Administrador Único, presidirá la Junta la persona que a este efecto designen los socios al comienzo de la reunión.

c).- En caso de Administradores solidarios, las Juntas Generales de socios serán presididas por cualquier administrador y actuará de secretario cualquier otro

administrador. En el supuesto de ausencia o imposibilidad de los administradores, el Presidente y el Secretario de la Junta General serán los designados, al comienzo de la reunión, por los socios concurrentes.

Las certificaciones de las actas de las juntas generales se expedirán por cualquiera de los administradores, con cargo vigente e inscrito en el Registro Mercantil, a quien, igualmente, corresponderá la formalización en instrumento público de los acuerdos sociales.

d) En caso de Administración conjunta, las Juntas Generales de socios serán presididas por cualquier Administrador y actuará de secretario el otro administrador mancomunado. En el supuesto de ausencia o imposibilidad de los administradores, el Presidente y el Secretario de la Junta General serán los designados, al comienzo de la reunión por los socios concurrentes.

La facultad de certificar y de formalizar en instrumento público los acuerdos, corresponde a los administradores mancomunados, conjuntamente.

Corresponde al Presidente dirigir las sesiones, conceder la palabra a los socios y organizar los debates así como comprobar la realidad de la adopción de los acuerdos.

Las actas de las Juntas serán aprobadas por la propia Junta al final de la reunión o, en su defecto, y dentro del plazo de quince días, por el Presidente de la Junta General y dos socios interventores. Uno en representación de la mayoría y otro por la minoría.

Artículo 21º.- Todo socio podrá hacerse representar en las reuniones de la Junta General por medio de otro socio, su cónyuge, ascendientes o descendientes, o persona que ostente poder general conferido en documento público con facultades para administrar todo el patrimonio que el representado tuviera en territorio nacional.

La representación comprenderá la totalidad de las participaciones de que sea titular el socio representado y deberá conferirse por escrito. Si no constara en documento público, deberá ser especial para cada Junta.

B) <u>LOS ADMINISTRADORES</u>.

Artículo 22º.- La administración podrá corresponder a:

a).- Un Administrador Único, al que se le atribuye el poder de representación de la sociedad.

b).- Varios Administradores solidarios hasta un máximo de cuatro, atribuyéndose el poder de representación de la sociedad a cada uno de ellos.

c).- Dos Administradores conjuntos, que ejercerán mancomunadamente el poder de representación de la sociedad.

d).- A un Consejo de Administración, al que corresponde la representación de la sociedad en forma colegiada.

En la escritura de constitución de la sociedad se determinará el modo en que inicialmente se organiza la administración. En lo sucesivo, la Junta General, con el voto favorable representativo de más de la mitad de los votos correspondientes a las participaciones en que se divide el capital social, podrá optar por otro sistema o modo de administración de los señalados, sin necesidad de modificar los estatutos, y en virtud de acuerdo que deberá elevarse a escritura pública e inscribirse en el Registro Mercantil.

La representación se extiende a todos los actos comprendidos en el objeto social, teniendo facultades lo más ampliamente entendidas, para contratar en general, realizar toda clase de actos y negocios, obligacionales o dispositivos, de administración ordinaria o extraordinaria y de riguroso dominio, respecto a toda clase de bienes, dinero, muebles, inmuebles, valores mobiliarios y efectos de comercio, sin más excepción que la de aquellos asuntos que legalmente sean competencia de la Junta General.

A modo simplemente enunciativo, sin que por ello se limiten las atribuciones de los administradores, en los actos y negocios que no comprenda expresamente la lista, corresponden a los mismos estas facultades y todo cuanto con ellas esté relacionado, ampliamente y sin limitación alguna:

a.- Disponer, enajenar, adquirir, gravar toda clase de bienes muebles e inmuebles; constituir, aceptar, modificar o extinguir toda clase de derechos personales y reales, incluso hipotecas. Prestar fianzas y avales a favor de terceros, incluso con carácter solidario con otras personas.

b.- Otorgar toda clase de actos, contratos o negocios jurídicos, con los pactos, cláusulas y condiciones que estimen oportuno establecer; transigir y pactar arbitrajes, tomar parte en concursos y subastas, hacer propuestas y aceptar adjudicaciones.

c.- Administrar en los más amplios términos, bienes muebles e inmuebles, hacer declaraciones de edificación y plantación, deslindes, amojonamientos, divisiones materiales, agrupaciones y segregaciones y toda clase de modificaciones hipotecarias; concertar, modificar, transmitir y extinguir arrendamientos y cualesquiera otras cesiones del uso y disfrute.

d.- Girar, aceptar, endosar, intervenir y protestar letras de cambio y otros documentos de giro.

e.- Tomar dinero a préstamo, reconocer deudas y créditos; constituir, aceptar, modificar, adquirir, enajenar, posponer y cancelar, total o parcialmente, antes o después de su vencimiento, háyase o no cumplido la obligación asegurada, hipotecas, prendas, anticresis, prohibiciones, condiciones y toda clase de limitaciones o garantías.

f.- Disponer, abrir, seguir y cancelar cuentas y depósitos de cualquier tipo en cualquier clase de entidades de crédito o ahorro, bancos, incluso el de España, Institutos y Organismos Oficiales, haciendo todo cuanto la legislación y prácticas bancarias permitan.

g.- Otorgar contratos de trabajo, de transporte y de traspaso de local de negocio; retirar y remitir géneros, envíos y giros.

h.- Comparecer ante toda clase de Juzgados y Tribunales de cualquier jurisdicción, y ante toda clase de organismos públicos, en cualquier concepto, y en toda clase de juicios y procedimientos; interponer recursos, incluso de casación,

revisión o nulidad, ratificar escritos y desistir de las actuaciones, ya directamente o por medio de Abogados y Procuradores, a los que podrán conferir los oportunos poderes, incluyendo las facultades de confesar en juicio y absolver posiciones.

i.- Dirigir la organización comercial de la sociedad y sus negocios, nombrando y separando empleados y representantes.

j.- Otorgar y firmar toda clase de documentos públicos y privados, pudiendo retirar y cobrar cualesquiera cantidades y fondos del Estado, Hacienda o cualesquiera entidades públicas o privadas o particulares, firmando al efecto cartas de pago, recibos, facturas y libramientos.

k.- Conceder, modificar y revocar toda clase de apoderamientos, amplios o restringidos, detallando las facultades, aunque no estén enumeradas en este artículo.

Cualquier limitación de las facultades representativas del órgano de administración, tanto si viene impuesta por los Estatutos como por decisiones de la Junta General, serán ineficaces frente a terceros, sin perjuicio de su validez y de la responsabilidad en que incurren los administradores frente a la sociedad en caso de extralimitación o abuso de facultades o por la realización de actos no comprendidos en el objeto social que obliguen a la sociedad en virtud de lo dispuesto en la Ley de sociedades de capital.

Artículo 23º.- Para ser nombrado administrador no se requiere la condición de socio.

El nombramiento de los administradores surtirá efecto desde el momento de su aceptación.

La competencia para el nombramiento y separación de los administradores corresponde exclusivamente a la Junta General.

Los administradores podrán ser separados de su cargo por la Junta General, aún cuando la separación no conste en el Orden del Día.

En caso de ser nombrado administrador una persona jurídica, será necesario que ésta designe a una sola persona natural para el ejercicio permanente de las funciones propias del cargo.

La revocación de su representante por la persona jurídica administradora no producirá efecto en tanto no designe a la persona que le sustituya.

Artículo 24º.- Los administradores ejercerán su cargo por tiempo indefinido.

No pueden ser administradores los menores de edad no emancipados, los judicialmente incapacitados, las personas inhabilitadas conforme a la Ley Concursal mientras no haya concluido el período de inhabilitación fijado en la sentencia de calificación del concurso y los condenados por delitos contra la libertad, contra el patrimonio o contra el orden socioeconómico, contra la

seguridad colectiva, contra la Administración de Justicia o por cualquier clase de falsedad, así como aquéllos que por razón de su cargo no puedan ejercer el comercio.

Tampoco podrán ser administradores los funcionarios al servicio de la Administración pública con funciones a su cargo que se relacionen con las actividades propias de las sociedades de que se trate, los jueces o magistrados y las demás personas afectadas por una incompatibilidad legal y especialmente las determinadas por la Ley 3/2015, de 30 de marzo.

Pueden ser nombrados suplentes de los administradores para el caso de que cesen por cualquier causa uno o varios de ellos.

Artículo 25º.- Cuando la administración recaiga en un Consejo de Administración, se observarán las reglas siguientes:

a).- Estará integrado por un número mínimo de tres y un máximo de 12 consejeros.

b).- El Consejo de administración será convocado por su Presidente o quien hago sus veces, y se hará por carta certificada con acuse de recibo, dirigida personalmente a cada consejero, con una antelación mínima de siete días y quedará validamente constituido cuando concurran a la reunión, presentes o representados, siempre por otro consejero, un número de éstos que superen la mitad aritmética del número de miembros que lo integran. La representación se conferirá mediante carta dirigida al Presidente.

El Presidente dirigirá las sesiones, concederá la palabra a los consejeros y ordenará los debates, fijará el orden de las intervenciones y las propuestas de resolución.

El Consejo de Administración se reunirá en los días que el mismo acuerde y siempre que lo disponga su Presidente o lo pidan dos de sus componentes, en cuyo caso se convocará por aquél para reunirse dentro de los quince días siguientes a la petición, sin perjuicio de la reunión trimestral que establece el artículo 245.3 de la Ley de Sociedades de Capital.

Los administradores que constituyan al menos un tercio de los miembros del consejo, podrán convocarlo indicando el orden del día para su celebración, en la localidad donde radique el domicilio social, si previa petición al presidente, éste sin causa justificada no hubiera hecho la convocatoria en el plazo de un mes.

Será válida la reunión del Consejo sin necesidad de previa convocatoria, cuando, estando reunidos todos sus miembros, decidan por unanimidad celebrar la sesión.

c).- Los acuerdos se adoptarán por mayoría absoluta de los consejeros presentes y representados en la sesión. Si se produjera empate en la votación decidirá el voto personal de quien fuera Presidente.

d).- El Consejo nombrará de su seno un Presidente y, si lo considera oportuno, uno o varios Vicepresidentes. Asimismo nombrará libremente a la persona que haya de desempeñar el cargo de Secretario y, si lo estima conveniente, otra de Vicesecretario, que podrán no ser consejeros.

Las certificaciones de las actas y acuerdos del Consejo serán expedidas por el Secretario o Vicesecretario del mismo, en su caso, con el visto bueno de su Presidente o Vicepresidente.

La formalización de los mismos y su elevación a escritura pública corresponderá a cualquiera de los miembros del Consejo, así como al Secretario o

Vicesecretario del mismo, aunque no sean consejeros, con cargos vigentes e inscritos en el Registro Mercantil.

En el Libro de Actas constarán los acuerdos adoptados con expresión de los datos relativos a la convocatoria y a la constitución del Consejo, un resumen de los asuntos debatidos, las intervenciones de los que se haya solicitado constancia y los resultados de las votaciones.

e).- La delegación permanente de alguna facultad del Consejo de Administración en la Comisión Ejecutiva o en el Consejero Delegado y la designación de los administradores que hayan de ocupar tales cargos requerirán para su validez el voto favorable de las dos terceras partes de los componentes del Consejo y no producirán efecto alguno hasta su inscripción en el Registro Mercantil.

Artículo 26º.- El cargo de administrador no tendrá derecho a retribución alguna.

TITULO IV.- EJERCICIO SOCIAL.

Artículo 27º.- El ejercicio social termina el 31 de diciembre de cada año. Los administradores están obligados a formar en el plazo máximo de tres meses, contados a partir del cierre de ejercicio social, las cuentas anuales, el informe de gestión y la propuesta de aplicación del resultado. Las cuentas anuales comprenderán el balance, la cuenta de pérdidas y ganancias, un estado que refleje los cambios en el patrimonio neto del ejercicio, un estado de flujos de efectivos y la memoria. Estos documentos, que forman una unidad, deberán ser redactados con claridad y mostrar la imagen fiel del patrimonio, de la situación financiera y de los resultados de la sociedad, de acuerdo con lo establecido en la Ley y en el Código de Comercio, y deberán estar firmadas por todos los administradores.

A partir de la convocatoria de la Junta General, cualquier socio podrá obtener de la sociedad, de forma inmediata y gratuita los documentos que han de ser sometidos a la aprobación de la misma, así como el informe de gestión y, en su caso el informe de los auditores de cuentas.

Artículo 28º.- La distribución de dividendos a los socios, se realizará en proporción a su participación en el capital social.

Artículo 29º.- De los beneficios obtenidos en cada ejercicio, una vez cubierta la dotación para reserva legal y demás atenciones legalmente establecidas, se podrá detraer para fondo de reserva voluntaria el porcentaje que

determine la Junta General.

TITULO V.- DISOLUCIÓN Y LIQUIDACIÓN.

Artículo 30º.- La sociedad se disolverá por causas legalmente previstas. La Junta General designará a los liquidadores. En defecto de tal designación quienes fueren administradores al tiempo de la disolución quedarán convertidos en liquidadores.

En los casos en los que la disolución hubiera sido consecuencia de la apertura de la fase de liquidación de la sociedad en concurso de acreedores, no procederá el nombramiento de liquidadores.

La sociedad disuelta conservará su personalidad jurídica mientras la liquidación se realiza. Durante ese tiempo deberá añadir a su denominación la expresión "en liquidación".

Con la apertura del período de liquidación cesarán en su cargo los administradores.

Artículo 31º.- La cuota de liquidación que corresponde a cada socio será proporcional a su participación en el capital social. Los liquidadores no podrán satisfacer la cuota de liquidación sin la previa satisfacción a los acreedores de sus créditos o sin consignarlos en una entidad de crédito del término municipal del domicilio social.

CSV: 12814001-INC-19155855-INR-52936528

Registro Mercantil Central
Sección de Denominaciones

CERTIFICACIÓN NO. 19155855

DON José Miguel Masa Burgos, Registrador Mercantil Central, certifico en base a lo interesado por:
D/Da. WOLFGANG WALTER TIPPNER,
que su solicitud fue presentada al Diario Informatizado con fecha 29/10/2019, asiento 19158184 y asímismo que, efectuada la pertinente busca en la Base de Datos,

CERTIFICO: Que NO FIGURA registrada la denominación

BOATIM EUROPE, SOCIEDAD LIMITADA

En consecuencia, QUEDA RESERVADA DICHA DENOMINACIÓN a favor del citado interesado, por el plazo de seis meses desde la fecha que a continuación se indica, conforme a lo establecido en el artículo 412.1 del reglamento del Registro Mercantil.

Madrid, a Treinta de Octubre de Dos Mil Diecinueve.

EL REGISTRADOR,

La precedente certificación aparece suscrita por el Registrador antes expresado, con su firma electrónica reconocida, creada y desarrollada al amparo del artículo 108 y siguientes de la Ley 24/2001 de 27 de diciembre y disposiciones concordantes.
El presente documento podrá verificarse utilizando el CSV arriba indicado en la URL http://www.rmc.es/csv

+--NOTA.- Esta certificación tendrá una vigencia, a efectos de otorgamiento de escritura, de TRES MESES contados desde la fecha de su expedición, de conformidad a lo establecido en el art. 414.1 del Reglamento del Registro Mercantil.

PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES

TIMBRE DEL ESTADO

06/2019

NOTARIA DE Dª MARIA DEL CAMINO QUIROGA MARTINEZ · NIHIL PRIUS FIDE · BARCELONA

0,15 €

FA8374173

ESPAÑA NOTARIO · Agencia Tributaria

Servicio Telemático de Solicitud de NIF del Consejo General del Notariado y la Agencia Estatal de la Administración Tributaria

Nº Expediente AEAT
2019C3656390470M

COMUNICACIÓN ACREDITATIVA DEL NÚMERO DE IDENTIFICACIÓN FISCAL

La presente comunicación ha sido remitida por la Agencia Estatal de la Administración Tributaria.

Este documento tiene plena validez para acreditar su Número de Identificación Fiscal (NIF).

El Número de Identificación Fiscal (NIF) que figura en la presente comunicación podrá ser comprobado en la página web de la Agencia Tributaria (www.agenciatributaria.es), accediendo a Oficina Virtual / Otros Trámites / Certificaciones Tributarias y, en el grupo de servicios sin certificado de usuario, seleccionando el servicio de Comprobación de la autenticidad de las Tarjetas de Identificación Fiscal con código electrónico. Para ello la propia Agencia Tributaria le remitirá próximamente, por correo ordinario y al domicilio fiscal de la sociedad, una notificación que contiene la Tarjeta de Identificación Fiscal con el código electrónico necesario para efectuar la verificación correspondiente de la validez de la certificación.

El NIF que le ha sido asignado tiene carácter provisional. En breve plazo recibirá, en su domicilio fiscal, en papel, el documento identificador de la tarjeta acreditativa.

Le recordamos que tiene la obligación de aportar la documentación pendiente necesaria para la asignación del NIF definitivo. Una vez cumplidos los trámites administrativos pertinentes, el NIF definitivo le será remitido al domicilio fiscal de la sociedad.

Recuerde que debe incluir su NIF en todos los documentos de naturaleza o con trascendencia tributaria que expida como consecuencia del desarrollo de su actividad, así como en todas las autoliquidaciones, declaraciones, comunicaciones o escritos que presente ante la Administración Tributaria.

NIF Provisional
B67563981

Fecha de expedición del NIF Provisional	**23/12/2019**
Administración de la AEAT	**BARCELONA - LETAMENDI**
Razón o denominación social	**BOATIM EUROPE, S.L.**
Domicilio social	**ESTRUC, 9 - 08002 Barcelona (Barcelona)**
Domicilio fiscal	**ESTRUC, 9 - 08002 Barcelona (Barcelona)**
Código electrónico justificante de la presentación de solicitud de NIF Provisional	**KUHDUGFLZAEUDHQF**
Número y fecha del documento notarial en el que se constituye la sociedad	**4999, 18/12/2019**

Yo, **María del Camino Quiroga Martínez**, Notario del Ilustre Colegio de **Cataluña**, con residencia en **Barcelona**, DOY FE: Que el presente documento es fiel reproducción de su original en soporte electrónico expedido por la AEAT de conformidad con lo dispuesto en la vigente legislación, tanto fiscal (artículos 35.4, 92.3 y Disposición Adicional sexta de la Ley 58/2003, de 17 de diciembre, general tributaria; letra a), del número uno del subapartado dos del apartado duodécimo de la Orden HAC/2567/2003, de 10 de septiembre, derogada por la Orden EHA/1274/2007, de 26 de abril y Convenio de 23 de junio de 2005, suscrito entre la Agencia Estatal de Administración Tributaria y el Consejo General del Notariado) como sobre documento y firma electrónica (artículo 3 de la Ley 59/2003, de 19 de diciembre, de firma electrónica y artículos 106 y ss. Ley 24/2001, de 27 de diciembre). Y, en prueba y conformidad a todos los efectos legales, lo expido al amparo de lo dispuesto en el artículo 113 de la Ley 24/2001, de 27 de diciembre.

En **Barcelona**, a **23 de Diciembre de 2019**.

FE PÚBLICA NOTARIAL · CONSEJO GENERAL NOTARIADO EUROPA · NOTARIADO ESPAÑOL

0245954804

NOTARIO EUROPA

REGISTRO M
REGISTRE

ES PRIMERA COPIA que concuerda fielmente con su original que, bajo el número al principio indicado, obra en mi protocolo general corriente de instrumentos públicos al que me remito. Y yo, el Notario autorizante, la expido para **LA SOCIEDAD CONSTITUIDA**, extendida en catorce folios de papel exclusivo para documentos notariales, el presente y los trece anteriores correlativos. En Barcelona a veinticuatro de diciembre de dos mil diecinueve. *DOY FE.*-------------

FE PÚBLICA NOTARIAL
CONSEJO GENERAL DEL NOTARIADO ESPAÑOL
NOTARIADO EUROPA
NIHIL PRIUS FIDE
0245954809

MARIA DE L. MARIA DEL CAMINO QUIROGA
NIHIL PRIUS FIDE
BARCELONA

EUROPA
NIHIL PRIUS FIDE
NOTARIO

EMPRESARIO : "BOATIM EUROPE S.L."

DOCUMENTO : escritura otorgada el día 18/12/2019 ante el Notario R. GARCIA-TORRENT CARBALLO actuando para el protocolo de M.C. QUIROGA MARTINEZ número 4999 de protocolo.

PRESENTACIÓN : el documento que antecede ha sido presentado en fecha 30/12/2019 causando el asiento 1033 del Diario 1324. De conformidad con el artículo 55 del Reglamento del Registro Mercantil se considera como fecha de la inscripción la del asiento de presentación.

INSCRIPCIÓN : previo examen y calificación del documento que antecede por el Registrador que suscribe, de conformidad con lo previsto en los artículos 18 del Código de Comercio y 6 del Reglamento del Registro Mercantil, en fecha 17 de enero de 2020, ha quedado INSCRITO en el TOMO 47198, FOLIO 184, HOJA B 544438, INSCRIPCION 1.

INCIDENCIAS : la inscripción ha sido practicada en los términos previstos en el art.185.6 del Reglamento del Registro Mercantil.

Se ha realizado la comprobación exigida por el artículo 61 bis del Reglamento del Registro Mercantil.

Barcelona, 17 de enero de 2020
EL REGISTRADOR

DA3.L 8/89
Base de cuantía declarada
Arancel: 1, 5, 13, 18, 20, 21, 23, 24, 25
Honorarios: 130,62 euros
Reducción honorarios RDL 6/99, 6/00 y 8/10

REGISTRO MERCANTIL · REGISTRE MERCANTIL · BARCELONA · D. IGNACIO GARMENDIA RODRIGUEZ

Servicio Telemático de Solicitud de NIF del Consejo General del Notariado y la Agencia Estatal de la Administración Tributaria

Nº Expediente AEAT
2019C3656390470M

COMUNICACIÓN ACREDITATIVA DEL NÚMERO DE IDENTIFICACIÓN FISCAL

La presente comunicación ha sido remitida por la Agencia Estatal de la Administración Tributaria.

Este documento tiene plena validez para acreditar su Número de Identificación Fiscal (NIF).

El Número de Identificación Fiscal (NIF) que figura en la presente comunicación podrá ser comprobado en la página web de la Agencia Tributaria (www.agenciatributaria.es), accediendo a Oficina Virtual / Otros Trámites / Certificaciones Tributarias y, en el grupo de servicios sin certificado de usuario, seleccionando el servicio de Comprobación de la autenticidad de las Tarjetas de Identificación Fiscal con código electrónico. Para ello la propia Agencia Tributaria le remitirá próximamente, por correo ordinario y al domicilio fiscal de la sociedad, una notificación que contiene la Tarjeta de Identificación Fiscal con el código electrónico necesario para efectuar la verificación correspondiente de la validez de la certificación.

El NIF que le ha sido asignado tiene carácter provisional. En breve plazo recibirá, en su domicilio fiscal, en papel, el documento identificador de la tarjeta acreditativa.

Le recordamos que tiene la obligación de aportar la documentación pendiente necesaria para la asignación del NIF definitivo. Una vez cumplidos los trámites administrativos pertinentes, el NIF definitivo le será remitido al domicilio fiscal de la sociedad.

Recuerde que debe incluir su NIF en todos los documentos de naturaleza o con trascendencia tributaria que expida como consecuencia del desarrollo de su actividad, así como en todas las autoliquidaciones, declaraciones, comunicaciones o escritos que presente ante la Administración Tributaria.

NIF Provisional
B67563981

Fecha de expedición del NIF Provisional	**23/12/2019**
Administración de la AEAT	**BARCELONA - LETAMENDI**
Razón o denominación social	**BOATIM EUROPE, S.L.**
Domicilio social	**ESTRUC, 9 - 08002 Barcelona (Barcelona)**
Domicilio fiscal	**ESTRUC, 9 - 08002 Barcelona (Barcelona)**
Código electrónico justificante de la presentación de solicitud de NIF Provisional	**KUHDUGFLZAEUDHQF**
Número y fecha del documento notarial en el que se constituye la sociedad	**4999, 18/12/2019**

Yo, **María del Camino Quiroga Martínez**, Notario del Ilustre Colegio de **Cataluña**, con residencia en **Barcelona**, DOY FE: Que el presente documento es fiel reproducción de su original en soporte electrónico expedido por la AEAT de conformidad con lo dispuesto en la vigente legislación, tanto fiscal (artículos 35.4, 92.3 y Disposición Adicional sexta de la Ley 58/2003, de 17 de diciembre, general tributaria; letra a), del número uno del subapartado dos del apartado duodécimo de la Orden HAC/2567/2003, de 10 de septiembre, derogada por la Orden EHA/1274/2007, de 26 de abril y Convenio de 23 de junio de 2005, suscrito entre la Agencia Estatal de Administración Tributaria y el Consejo General del Notariado) como sobre documento y firma electrónica (artículo 3 de la Ley 59/2003, de 19 de diciembre, de firma electrónica y artículos 106 y ss. Ley 24/2001, de 27 de diciembre). Y, en prueba y conformidad a todos los efectos legales, lo expido al amparo de lo dispuesto en el artículo 113 de la Ley 24/2001, de 27 de diciembre.

En **Barcelona**, a **23** de **Diciembre** de **2019**.

FE PÚBLICA NOTARIAL
CONSEJO GENERAL DEL NOTARIADO ESPAÑOL
NOTARIADO EUROPA
NIHIL PRIUS FIDE
0245954805

D/5

REGISTRO MERCANTIL DE BARCELONA

Copia de datos remitidos al Registro Mercantil Central

REGISTRO MERCANTIL DE BARCELONA
Nota informativa Art. 78 R.R.M.
20 ENE. 2020

Datos Generales

Denominación	**BOATIM EUROPE S.L.**				
Número Entrada	**39157722**	Diario	**1324**	Asiento	**1033**

Datos Registrales

Tomo	**47198**	Folio	**184**	Dup	
Libro		Sección	**GENERAL**	Inscripción	**1**
Hoja	**544438**	Provincia	**B**		

Datos Constitución

Denominación :
BOATIM EUROPE S.L.

Anagrama : C.I.F. : **B67563981**

Domicilio : **CL D'ESTRUC NUM.9**

Municipio : **BARCELONA** C.Postal : **8002** Nación : **ESPAÑA**

Inicio Operaciones : **18/12/2019**

Duración : **I** Fin Operaciones :

Objeto Social :

DESARROLLO DE SOFTWARE Y OPERAICON DE UNA PLATAFORMA EN LINEA PARA LA INDUSTRIA MARITIMA. PROGRAMACIN, CONSULTORIA Y OTRAS ACTIVIDADES RELACIONADAS CON LA INFORMATICA.

Forma Social : **SL** Cierre Ejercicio : **3112**

Ant. Certificado : Certificado Anual : **2019** Número Certificado : **155855**

Capital Suscrito : **3.000,00 euros**

Capital Desembol. : **3.000,00 euros**

N. Consejeros : **03 / 12** N. Administradores : **01 / 04**

Códigos CNAE :
6201 (Principal)

REGISTRO MERCANTIL DE BARCELONA

Copia de datos remitidos al Registro Mercantil Central

REGISTRO MERCANTIL DE BARCELONA
Nota informativa Art. 78 R.R.M.
20 ENE. 2020

Datos Generales

Denominación	**BOATIM EUROPE S.L.**				
Número Entrada	**39157722**	Diario	**1324**	Asiento	**1033**

Datos Registrales

Tomo	**47198**	Folio	**184**	Dup	
Libro		Sección	**GENERAL**	Inscripción	**1**
Hoja	**544438**	Provincia	**B**		

Datos Nombramiento

Apellidos,Nombre	N.I.F.	Cargo	Inscr.	Suj.Consejo	Fec.Nombr.	Duración	Texto
WOLFGANG WALTER TIPPNER	**Y7680572N**	**ADM.UNICO**	**1**	**N**	**18/12/2019**		**INDEFINIDA**

REGISTRO MERCANTIL DE BARCELONA

Copia de datos remitidos al Registro Mercantil Central

Datos Generales

Denominación	**BOATIM EUROPE S.L.**				
Número Entrada	**39157722**	Diario	**1324**	Asiento	**1033**

Datos Registrales

Tomo	**47198**	Folio	**184**	Dup	
Libro		Sección	**GENERAL**	Inscripción	**1**
Hoja	**544438**	Provincia	**B**		

Datos Varios

Texto

DECLARACION DE SOCIEDAD UNIPERSONAL, SIENDO SOCIO UNICO WOLFGANG WALTER TIPPNER

REGISTRO MERCANTIL DE BARCELONA
Nota informativa Art. 78 R.R.M.
20 ENE. 2020